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                                                                   EXHIBIT 10.14


                                AMENDMENT TO THE
                              ALTRA HOLDINGS, INC.
                           2004 EQUITY INCENTIVE PLAN

      THIS AMENDMENT (this "Amendment") is entered into effective as of August 30, 2006, to amend that certain 2004 Equity Incentive Plan (the "Plan") of Altra Holdings, Inc., a Delaware Corporation (the "Company").

                                    RECITALS

      A. WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan to increase the aggregate number of shares of the Company's common stock available for issuance as restricted stock awards under the Plan by 500,000 shares; and

      B. WHEREAS, the Board desires to modify the definition of a Change of Control under the plan to clarify that the beneficial ownership threshold shall not apply to ownership of the Company's shares by Genstar Capital, L.P. and its affiliates;

                                    AMENDMENT

1. Definitions. Capitalized terms not otherwise defined in this Amendment have the meaning given them in the Plan.

2. Amendment of the Plan. Effective upon the date hereof, the Plan is amended as follows:


      2.1. Amendment of Section 5(a). Section 5(a) of the Plan is amended to read in its entirety as follows:


                  "(a) Maximum Shares. The aggregate number of shares of common stock of the Company par value $0.001 ("Shares") that may be issued under this Plan shall be Four Million Five Hundred Thousand (4,500,000) Shares, which may be authorized and unissued or treasury Shares, subject to Section 5(c) hereof and Section 13 hereof ("Maximum Shares"). The maximum number of shares that may be "incentive stock options", within the meaning of Section 422 of the Code, is 3,500,000 shares (the "ISO Maximum"). The maximum number of shares that may be any type of stock option under the plan shall be 4,000,000 shares."

      2.2. Amendment of Section 13(d)(i). Section 13(d)(i) of the Plan is amended to read in its entirety as follows:

                  "(i) Any person(s) acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company or any subsidiary) shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company entitled

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                  to vote generally in the election of the Board, other than any such ownership by Genstar Capital, L.P. or its affiliates;"

3. No Other Amendments. Except as modified by Section 2 above, the Plan shall continue in full force and effect.

4. Governing Law. This Amendment and any claims related to the subject matter hereof shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

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